                                                           Exhibit No. EX-99.p.3

                        Asset Management Code of Ethics

                                           Date of Last Revision:  April 4, 2008

      2.    Restriction on Service as Officer or Director by Covered

   A.    Annual Code Coverage Acknowledgement and Compliance

                                    Overview

This Code of Ethics (the "Code")  covers a wide range of ethical  conduct with a focus on  obligations  with  respect to  personal  securities  trading.  You are obligated  to comply  with the terms of this  Code,  and thus you are a "Covered
Person"  for  purposes  of this  Code,  if you  have  been  notified  by Bank of
America's Compliance Department ("Compliance") that this Code applies to you.

You will likely be notified by  Compliance  that this Code applies to you if you are a  director,  officer or  employee of one of the  following  companies  (the business conducted by the following  companies will be collectively  referred to as the "Asset Management Business"):

     o    Columbia Management Advisors, LLC ("CMA")

     o    Banc of America Investment Advisors, Inc.

     o    Bank of America Capital Advisors, LLC

     o    BACAP Alternative Advisors, Inc.

     o    Columbia Management Distributors, Inc.

     o    Columbia Management Services, Inc.

     o    UST Advisers, Inc.

     o    United States Trust Company, NA

     o    US Trust Hedge Fund Management, Inc.

     o    Columbia Management Pte. Ltd. ("CMPL")

You may be notified by  Compliance  that this Code  applies to you, and thus you are a "Covered  Person" for purposes of this Code, if you are a support  partner of the Asset  Management  Business.  For  example,  associates  in legal,  risk, compliance, technology and other support units, while not employees of the Asset
Management  Business,  are likely to be notified  that this Code applies to them due to their status as a support partner of the Asset Management Business.

You may be notified by  Compliance  that this Code  applies to you, and thus you are a  "Covered  Person"  for  purposes  of this  Code,  if you work for Bank of
America,  N.A. For example, Bank of America, N.A. associates in the Private Bank and Product  Group are likely to be notified  that this Code applies to them due to their access to certain  research of, or other  interaction  with,  the Asset
Management Business.

Certain  Covered  Persons,  including  but not  limited to  portfolio  managers, traders  and  research  analysts,  may  also  be  designated  by  Compliance  as
"Investment  Persons"  and  have  heightened  responsibility  under  this  Code.
Investment  Persons  are  obligated  to comply with all  provisions  of the Code applicable to Covered Persons and additional provisions applicable to Investment
Persons.

If you are  registered  with  FINRA,  you may have  additional  obligations  not identified in this Code due to such registration.

If you  believe  you should  have been  notified  by  Compliance  that this Code applies  to you and have not been so  notified,  you are  obligated  to  contact
Compliance.

This Code governs, among other things,  personal securities  transactions of you and members of your immediate  household.  You should be familiar with the terms
"Personal  Securities  Transaction"  as  defined in  Appendix B and  "Beneficial
Ownership"  as defined in Appendix A. These terms are very broad for purposes of the Code and may include  transactions and securities that you intuitively would not expect to be included.

Part I of this Code sets forth certain general principals  relating to the Code.
Part II identifies  certain  prohibited  transactions  and activities.  Part III identifies  your  obligation to pre-clear your personal  security  transactions.
Part IV  identifies  your  reporting  obligations  with respect to your Personal
Securities Transactions and holdings. Part V sets forth sanctions for failure to comply with this Code.

The Asset  Management Code of Ethics  Oversight  Committee (the  "Committee") is
responsible for enforcing compliance with this Code. Failure to comply with this
Code may result in disciplinary action, including termination of employment.

This  Code is  intended  to  satisfy  the  requirements  of Rule  204A-1  of the
Investment  Advisers  Act of 1940 (the  "Advisers  Act")  and Rule  17j-1 of the
Investment Company Act of 1940 (the "Investment Company Act"). In addition, this
Code is intended to satisfy certain FINRA requirements for registered personnel.

Terms used herein that are capitalized have the meaning set forth in Appendix B

[GRAPHIC OMITTED]

                    Part I - Statement of General Principles

Our  relationship  with our Clients is fiduciary in nature.  A fiduciary  has an affirmative duty of care, loyalty,  honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:

     o    To act solely in the best  interests  of Clients  and to make full and fair  disclosure of all material facts,  particularly  where the Asset
          Management Business' interest may conflict with those of its Clients;

     o    To have a reasonable, independent basis for our investment advice;

     o    To ensure  that our  investment  advice is  suitable  to the  Client's investment objectives, needs and circumstances;

     o    To   refrain   from   effecting   Personal   Securities   Transactions
          inconsistent with our Clients'  interests;

     o    To obtain best execution for our Clients' securities transactions;

     o    To refrain from favoring the interest of a particular  Client over the interests of another Client;

     o    To keep all  information  about  Clients  (including  former  Clients)
          confidential,  including the Client's  identity,  Client's  securities holdings information, and other non-public information; and

     o    To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.

All  Covered  Persons  are in a  position  of trust and that  position  of trust dictates that you act at all times with the utmost  integrity,  avoid any actual or potential  conflict of interest  (described  below),  and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our Clients before your personal interests. All Covered Persons have a fiduciary duty with respect to each and all of our Clients.

A conflict of interest is any situation  that presents an incentive to act other than in the best  interest of a Client.  A conflict of interest  may arise,  for example, when a Covered Person engages in a transaction that potentially favors:
(i) BAC's interests over a Client's interest,  (ii) an associate's interest over a Client's  interest,  or (iii) one  Client's  interest  over  another  Client's interest.

The Asset Management  Business has adopted various policies designed to prevent, or otherwise manage,  conflicts of interest.  To effectively manage conflicts of interest,  all  Covered  Persons  must seek to prevent  conflicts  of  interest, including the appearance of a conflict.  Covered  Persons must be vigilant about
circumstances   that  present  a  conflict  of  interest  and  immediately  seek assistance from their manager or one of the other  resources  identified in Part
I.D of this Code.

Independence in the investment decision-making process is paramount. All Covered
Persons must avoid  situations that might compromise or call into question their exercise of  independent  judgment in the  interest  of  Clients.  For  example,
Covered  Persons  should  not take  personal  advantage  of  unusual  or limited investment opportunities appropriate for Clients.

The general principles discussed in this section govern all conduct,  regardless of whether or not such conduct is also covered by more  specific  standards  and procedures set forth in other sections of this Code.

A.   Compliance with the Spirit of the Code

Sound,  responsible  personal securities trading is an appropriate activity when it is not excessive in nature, when it is conducted consistent with the Code and when it does not cause any actual, potential or apparent conflict of interest.

Personal  trading  activity which is inconsistent  with duties to our Clients or which injures the reputation and professional  standing of our organization will not be tolerated.  Technical  compliance with the specific  requirements of this
Code  will not  insulate  you from  sanction  should a review  of your  personal securities  trades  indicate  breach  of your  duty of  loyalty  to a Client  or otherwise pose harm to our organization's reputation.

The Committee has the  authority to grant written  waivers of the  provisions of this Code. It is expected  that this  authority  will be exercised  only in rare instances.

B.   Federal Law Prohibits Fraudulent and Deceptive Acts

All Covered  Persons are  required to comply with all Federal  Securities  Laws, including  but not limited to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the
Investment  Company Act and the  anti-fraud  provisions of both the Advisers Act and Investment Company Act.

The  Advisers  Act makes it unlawful  for any  investment  adviser,  directly or indirectly,  to employ any  device,  scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The Investment Company Act makes it unlawful for any director,  trustee, officer or  employee  of an  investment  adviser of an  investment  company,  as well as certain  other  persons,  in connection  with the purchase or sale,  directly or indirectly,  by  such  person  of a  security  held  or to be  acquired  by  the investment company:

     1.   To employ any device, scheme or artifice to defraud the fund;

     2.   To make to the fund any untrue statement of a material fact or omit to state  to the  fund a  material  fact  necessary  in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading;

     3.   To engage in any act,  practice,  or course of business which operates or would operate as a fraud or deceit upon the fund; or

     4.   To engage in any manipulative practice with respect to the fund.

C.   Compliance with other BAC Policies

Compliance with this Code is in addition to your obligation to comply with other
BAC policies that may be  applicable to you,  including but not limited to those set forth on Appendix C.

D.   Contacts for Questions and Reporting Violations of this Code

Each Covered  Person must promptly  report any conduct that he or she reasonably believes  constitutes or may constitute a violation of the Code. Covered Persons must  promptly  report all  relevant  facts and  circumstances  relating to such potential violation of the Code to either the CCO (currently,  Linda Wondrack at
617.772.3543) or the Ethics and Compliance  Helpline at 888.411.1744  (domestic)
or 770.623.6334 (international). If you wish to remain anonymous, you may simply refer to yourself as a "BAC  Associate." You will not be retaliated  against for reporting information in good faith in accordance with this policy.

All  questions,  comments or concerns  may be directed to Columbia  Management's
Ombudsperson (currently, Kevin V. Wasp at 212.893.7246).

In  addition,  if you have  any  questions  relating  to a  Personal  Securities
Transaction,  you  may  call  the  Associate  Investment  Monitoring  Department directly at 980.388.3300 or send an email to "Corporate Compliance, PST." And if you have any questions  relating to the conflict of interest  provisions of this
Code,  you may contact  Columbia  Management's  Conflicts  of  Interest  Officer
directly (currently, Lee Faria at 617.772.3786).

E.   Training and Education

Training on this Code will occur periodically.  All Covered Persons are required to attend all training sessions and read any applicable materials.

                Part II - Prohibited Transactions and Activities

Part II of the Code  focuses  on  personal  securities  trading  and  identifies certain prohibited  transactions and activities.  In the event there is a stated
exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this Code, including any requirement to pre-clear and report the transaction.

A.   Prohibited Transactions in Mutual Funds

1.   Short-Term Trading Prohibition.

No  Covered  Person  shall  engage in a  Personal  Securities  Transaction  that involves  the  purchase  and  subsequent  sale or  exchange of the same class of shares of a Reportable  Fund within 30 calendar days of one another.  Therefore, if a Covered Person purchases shares of a Reportable Fund, he or she will not be permitted  to  sell or  exchange  any  shares  of that  fund,  including  shares previously  purchased,  for at least 30 calendar days. The CCO has the authority to  grant  exceptions  to  the  requirements  of  this  section;  however,  such exceptions  will be  granted  in only rare cases of  hardship  or other  unusual circumstances.

2.   Late Trading Prohibition.

Late trading of mutual funds is illegal.  No Covered  Person shall engage in any transaction  in any mutual fund shares  where the order is placed after the fund is closed for the day and the  transaction is priced using the closing price for that day. In  addition to being  illegal,  late  trading  presents a conflict of interest and a violation of fiduciary duty.

3.   Market Timing Prohibition.

No Covered  Person shall  engage in mutual fund market  timing  activities.  The
Committee believes that the interests of a mutual fund's long-term  shareholders and the  ability of a mutual  fund to manage its  investments  may be  adversely affected  when fund  shares are  repeatedly  bought,  sold or  exchanged  by any individual  or  entity  within  short  periods  of  time to  take  advantage  of short-term  differentials in the net asset values of such funds.  This practice, known as "market timing," can occur in direct purchases and sales of mutual fund shares,  through rapid  reallocation of funds held in a 401(k) plan or similarly structured  retirement plan or other accounts invested in mutual fund assets, or through the rapid  reallocation  of funds held in variable  annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this Code,  mutual fund market  timing  presents a conflict of interest and is a violation of fiduciary duty.

B.   Prohibited Transactions in Reportable Securities

1.   Client Conflict.

No  Covered  Person  shall  engage in a  Personal  Securities  Transaction  that involves  the  purchase or sale of a  Reportable  Security  seven days before or seven days after such  security is  purchased  or sold by a Client  Account when such Covered  Person has advance  knowledge that such security will be purchased or sold by a Client  Account.  Whether a Covered Person has "advance  knowledge"
will depend upon the facts and  circumstances  and such knowledge may be imputed where the facts and  circumstance  indicate that a prudent person would conclude that there is a reasonable probability that a Client Account may transact in the security.  Certain types of Covered Persons, such as portfolio managers, traders and analysts,  will be subject to heightened  scrutiny for compliance  with this section.

No  Covered  Person  shall  engage in a  Personal  Securities  Transaction  that involves the purchase or sale of any  Reportable  Security  when, at the time of such purchase or sale,  the Covered  Person knew or should have known,  that the same class of  security is the subject of an open buy or sell order for a Client
Account or is Being Considered for Purchase or Sale by a Client Account.

These restrictions do not apply:

     o    To  securities  of an issuer that has a market  capitalization  of $10 billion or more at the time of the transactions; or

     o    When  the  personal   trade  matches  with  a  Client   Account  which
          principally  follows a passive  investment  strategy of  attempting to replicate the performance of an index.

2.       IPOs and Limited Offerings.

No  Covered  Person  shall  engage in a  Personal  Securities  Transaction  that involves  the purchase of a security in an IPO or Limited  Offering  except with the prior written approval of the CCO. Covered Persons registered with FINRA are prohibited  from  investing in IPOs. In approving  such  purchase,  the CCO will consider  whether  the  purchase  conflicts  with  the  Code  or its  underlying policies, whether the investment opportunity should be reserved for Clients, and whether the  opportunity  has been offered to the Covered  Person because of the
Covered Person's  relationship  with a Client.  The CCO may approve  acquisition under certain circumstances, such as:

     o    An  opportunity  to  acquire   securities  of  an  insurance   company
          converting  from  a  mutual  ownership   structure  to  a  stockholder
          ownership structure, if the Covered Person's ownership of an insurance policy  issued by the IPO company or an  affiliate  of the IPO company conveys the investment opportunity;

     o    An  opportunity  resulting  from  the  Covered  Person's  pre-existing ownership  of an interest in the IPO company or status of an investors in the IPO company; or

     o    An  opportunity  made  available to the Covered  Person's  spouse,  in circumstances  permitting  the CCO  reasonably  to determine  that the opportunity is being made available for reasons other than the Covered
          Person's relationship with BAC or its Clients (for example, because of the spouse's employment).

3.       Short-Term Trading (30 Calendar Days).

No Covered Person shall engage in a Personal Securities Transaction that results in a profit from any purchase and sale,  or any sale and  purchase,  of the same class of  Reportable  Security  within any period of 30  calendar  days or less.
Note, regarding this restriction, that:

     (a)  The 30 calendar day  restriction  period  commences  the day after the purchase or sale of any Reportable Security.

     (b)  The 30-day  restriction  applies on a "last in, first out basis." As a result, any transaction that results in a profit from any purchase and sale,  or any  sale and  purchase,  of the  same  class of  Reportable
          Security  within any period of 30 calendar days or less is prohibited, regardless  of whether the specific  shares  involved were held longer than 30 days.

     (c)  Purchase and sale  transactions  in the same  security  within 30 days that result in a loss are not restricted.

     (d)  The 30-day  restriction  does not apply to the  exercise of options to purchase  shares of BAC stock  and the  immediate  sale of the same or
          identical   shares,    including    so-called    "cashless   exercise"
          transactions.  (e) Strategies  involving  options with  expirations of less than 30 days may result in violations of the  short-term  trading ban.

     (f)  Exceptions to the short-term  trading ban may be requested in writing, addressed  to the CCO,  in  advance of a trade and will  generally  be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban.  Circumstances that could provide the basis for an exception from short-term  trading  restriction  might  include,  for example,  among others:

               o    An involuntary  transaction that is the result of unforeseen corporate activity;

               o    The   disclosure   of  a  previously   nonpublic,   material
                    corporate,  economic or  political  event or  activity  that could cause a  reasonable  person in like  circumstances  to sell a security even if originally  purchased as a long-term investment;

               o    The  Covered  Person's  economic  circumstances   materially
                    change in such a manner that  enforcement  of the short-term trading  ban  would  result  in  the  Covered  Person  being subjected to an avoidable, inequitable economic hardship; or

               o    An  irrevocable  gift of  securities  provided  no  abuse is intended.

4.   Bank of America Closed-end Funds.

No  Covered  Person  shall  engage in a  Personal  Securities  Transaction  that involves  the  purchase of shares of any  Closed-end  Fund advised by BAC except with the prior written approval of Compliance.

5.   Excessive Trading.

Covered  Persons are strongly  discouraged  from engaging in excessive  Personal
Securities  Transactions.  Although this Code does not define excessive Personal
Securities Transactions, Personal Securities Transactions that exceed thirty per month will be reviewed by Compliance.

6.   Restricted List.

When  certain  equity  analysts  initiate  coverage  or  change  a  rating  on a
Reportable Security, the security is put on a restricted list and remains on the restricted  list for seven  calendar  days. No Covered  Person shall engage in a
Personal Securities  Transaction  involving a Reportable Security that he or she knows, or should have known, is on the restricted list.

C.   Other Prohibitions

1.   Disclosure of Nonpublic Information.

Covered  Persons are prohibited  from  disclosing to persons  outside of BAC any material nonpublic information about any Client, the securities investments made on behalf of a Client,

information about contemplated securities transactions, or information regarding our trading strategies, except as required to effectuate securities transactions on behalf of a Client or for other legitimate  business purposes.  Disclosure of nonpublic information is a breach of fiduciary duty.

2.   Restriction on Service as Officer or Director by Covered Persons.

Covered  Persons are  prohibited  from  serving as an officer or director of any publicly traded company,  other than Bank of America  Corporation,  absent prior authorization  from Compliance  based on a determination  that the board service would not be  inconsistent  with the  interests of any Client.  Covered  Persons serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.

3.   Participation in Investment Clubs.

Covered  Persons may  participate in private  investment  clubs or other similar groups only upon advance written approval from Compliance, subject to such terms and conditions as Compliance may determine to impose. Investment Persons may not participate in private investment clubs or other similar groups.

4.   Additional Restrictions for Specific Sub-Groups.

Specific   sub-groups  in  the   organization   may  be  subject  to  additional
restrictions,  as  determined  by  Compliance.  Compliance  shall keep  separate applicable procedures and communicate accordingly to these groups.

D.   Additional Trading Restrictions Applicable to Investment Persons

1.   Fourteen Calendar Day Blackout Period.

No  Investment  Person shall engage in a Personal  Securities  Transaction  that involves  the  purchase or sale of any  Reportable  Security  within a period of seven  calendar  days  before or after a  purchase  or sale of the same class of security by a Client Account with which the Investment  Person or their team are regularly associated. The spirit of this Code requires that no Investment Person intentionally  delay  trades  on behalf of a Client  Account  so that  their own personal  trades avoid  falling  within the fourteen day blackout  period.  This restriction does not apply:

     o    to  securities  of an issuer that has a market  capitalization  of $10 billion  or  more  at  the  time  of  the  transactions;  however,  an
          Investment  Person  must  pre-clear  these  trades  as with any  other personal trade; or

     o    when  the  personal  trade  matches  one  in a  Client  Account  which principally follows a passive index tracking investment strategy.

2.   IPOs and Limited Offerings.

All Investment  Persons are required to obtain written manager  pre-approval for
Personal  Securities  Transactions  involving IPOs and Limited  Offerings.  This means you are required to obtain  approval from your immediate  manager or their designee.  After obtaining manager pre-approval,  Investment Persons must obtain pre-approval  from the CCO. The form to request such approval,  and instructions relating to the form, are available on Columbia Management's intranet site under the Compliance tab.

                                       10

Investment  Persons who have been authorized to acquire  securities in a Limited
Offering are required to disclose that investment to their manager when,  within thirty days of the Investment Person's acquisition,  the Investment Person plays a role in any Client's  consideration  of an investment  in the issuer.  In such circumstances,  the decision to purchase securities of the issuer for the Client should be made either by another employee or, at a minimum, should be subject to an independent  review by investment  personnel with no personal interest in the issuer.

3.   Special Restriction on CMA Portfolio Managers

A CMA  Portfolio  Manager is prohibited  from engaging in a Personal  Securities
Transaction that involves  selling short or otherwise  transacting in a security for his or her own account if such  Portfolio  Manager would be prohibited  from taking such action in a Client Account under CMA's Short Sales policy.

4.   Special Restriction on CMA Research Analysts

Each CMA Research Analyst and Research  Associate is prohibited from engaging in a Personal Securities  Transaction that involves securities issued by issuers on his or her Coverage List; provided,  however, that such person is not restricted from  buying a class of an  issuer's  securities  for which  they are not making recommendations.  For example,  a CMA bond Research  Analyst would be restricted from buying  bonds of an issuer on his or her  Coverage  List,  but would not be restricted from buying stock of the issuer. This restriction includes securities convertible into, options on, and derivatives of, such securities,  but does not apply to any position  opened prior to July 1, 2007 or open at the time such CMA
Research Analyst or Research Associate is hired by CMA.

E.   Exemptions

The following Personal Securities  Transactions are exempt from the prohibitions contained in this Part II:

     o    Transactions  effected  pursuant  to  an  Automatic  Investment  Plan;
          provided,  however,  that  this  exemption  does  not  apply  to:  (i)
          transactions that override or otherwise depart from the pre-determined schedule or allocation  features of the  investment  plan and (ii) the
          Special  Restrictions on CMA Research Analysts  contained in Part II -
          Section D4

     o    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were  acquired  from such  issuer,  and sales of such rights so acquired.

     o    Transactions that are non-volitional  (e.g.,  stock splits,  automatic conversions).

     o    Transactions  involving  securities issued by BAC; provided,  however, that this exemption  does not apply to BAC  securities  purchased in a
          Limited Offering. BAC securities are subject to the short-term trading provisions  of this Code and the  standards  of conduct and  liability discussed  in the Bank of  America  Corporation's  General  Policy  on
          Insider Trading.

                                       11

                    Part III - Pre-Clearance of Transactions

A.   General Requirement to Pre-clear

Covered  Persons  must  pre-clear  all  Personal   Securities   Transactions  in
Reportable  Securities  using  the  appropriate   pre-clearance  procedures.  In
addition,  Covered  Persons  must  pre-clear  Personal  Securities  Transactions involving redemptions or exchanges of Reportable Funds.

B.   Procedures

Pre-clearance   procedures  are  described  on  Columbia  Management's  intranet homepage.  Pre-clearance  requests  must be  submitted  during  New  York  Stock
Exchange hours.  Pre-clearance approvals are valid until 4:00 pm eastern time of the same business day as approval.  For example, if a pre-clearance  approval is granted on  Tuesday,  the  approval  is valid  only  until 4:00 pm eastern  time
Tuesday.

C.   Exemptions

The following transactions are exempt from the pre-clearance requirement:

     o    Transactions in BAC Retirement Plans

     o    Transactions in Company-Directed 401(k) Plans

     o    Opening a 529 Plan and any transactions in such 529 Plan

     o    Transactions  by a Covered  Person on an official leave of absence who does not have home system access.

     o    Transactions  effected pursuant to an Automatic  Investment Plan. Note this does not include  transactions  that override or otherwise depart from  the  pre-determined  schedule  or  allocation  features  of  the investment plan.

     o    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were  acquired  from such  issuer,  and sales of such rights so acquired.

     o    Transactions that are non-volitional  (e.g.,  stock splits,  automatic conversions).

     o    Securities issued by BAC.

               Part IV - Administration and Reporting Requirements

A.   Annual Code Coverage Acknowledgement and Compliance Certification

All Covered Persons will annually furnish electronic acknowledgement of coverage under, and  certification of compliance with, this Code. Copies of this Code and any  amendments to the Code are required to be provided to all Covered  Persons.
All Covered Persons are required to provide  electronic  acknowledgment of their receipt of the Code and any amendments.

B.   Reporting Requirements for Covered Persons

Each Covered Persons must report all Reportable  Securities and Reportable Funds
Beneficially Owned by such Covered Person.

Each Covered  Persons must also report accounts that currently hold, or that are capable of holding, Reportable Securities or Reportable Funds Beneficially Owned
by such Covered Person,  including  accounts such as those with  broker-dealers,
banks,  fund  companies  and  insurance   companies   ("Investment   Accounts").
Therefore,  even if an  Investment  Account does not currently  hold  Reportable
Securities  or  Reportable  Funds,  a Covered  Person is obligated to report the existence  of such  Investment  Account  if it has  the  capacity  to hold  such securities.

Information provided by each Covered Persons relating to Investment Accounts and
Beneficial  Ownership of Reportable  Securities and Reportable Funds must not be more than 45 days old. Such reporting is required as follows:

     o    By the 10th calendar day after  becoming a Covered  Person,  you must:
          (i) report your Investment  Accounts and any Reportable  Securities or
          Reportable  Funds that you  Beneficially Own and (ii) acknowledge that you have read and understand  this Code and that you  understand  that you are a Covered  Person (and, if applicable,  an Investment  Person)
          under the Code.  The ten calendar  day period  starts the earliest of:
          (i) the day you are  notified  by  Compliance  that you are a  Covered
          Person, (ii) the day you have access to certain nonpublic  information of the Asset Management  Business,  including any clients' purchase or sale of  securities,  portfolio  holdings of any  Reportable  Fund, or analyst  recommendations  or (iii)  the day you are hired by the Asset
          Management Business.

     o    By the 30th calendar day  following  the end of the calendar  quarter, all Covered  Persons are required to provide  Compliance with a report of their Investment  Accounts  (including  Investment  Accounts opened during the quarter) and Personal Securities Transactions in Reportable
          Securities and Reportable Funds during the quarter.

     o    By the 30th calendar day after the end of the calendar  year,  Covered
          Persons are  required  to provide  Compliance  with a detailed  annual
          report  of  the  Reportable   Securities  and  Reportable  Funds  they
          Beneficially Own.

Each  Covered  Person shall cause every  broker-dealer  or  investment  services provider  with  whom  he or she  maintains  an  Investment  Account  to  provide duplicate  periodic  statements

                                       13

and trade confirmations to Compliance for all Investment Accounts. All duplicate statements and confirmations should be sent to the following address:

                  Bank of America
                  Associate Investment Monitoring
                  NC1-002-32-27
                  100 North Tryon Street
                  Charlotte, NC 28255

C.   Exceptions from the above Reporting Requirements

The  designation  of any Covered  Person on an official leave of absence will be reviewed  by the  CCO to  determine  whether  the  individual  should  still  be considered a Covered Person.  The CCO will consider  factors such as whether the employee  continues to have password  access to electronic  firm and client data and whether the employee  continues to be in contact with other Covered  Persons at the firm. If the CCO determines the individual is not a Covered  Person,  the individual will be exempt from the above reporting  requirements while on leave.
However,  any Covered  Person on an official  leave of absence  with such access will be responsible for the above reporting.

The following Investment Accounts do not need to be reported:

     o    BAC Retirement Plans

     o    Company-Directed 401(k) Plans that do not hold any Reportable Funds or
          Reportable Securities

The following Personal Securities Transactions do not need to be reported:

     o    Transactions in BAC Retirement Plans.

     o    Transactions in 529 Plans.  For purposes of clarity,  a Covered Person is required to report the opening or closing of a 529 Plan, but is not required to report  transactions  in underlying  mutual funds or other investments in 529 Plans.

D.   Code Administration

The  Committee  has charged  Compliance  with the  responsibility  of day-to-day administration  of this Code.  Compliance will quarterly  provide reports to the
Committee that will include all material violations noted during the period. The
quarterly  report  will  include  associate  name,  job  title,   manager  name,
description of the violation, and a record of any recommended sanction.

The CCO shall report any relevant  issues to the respective  Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the  Investment  Company Act and such fund's code of ethics.

                                       14

                      Part V - Penalties for Non-Compliance

Upon  discovering  a  violation  of the Code,  Compliance  shall  take  whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal,  etc.).  Following those corrective efforts, the
Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate.  The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher  punishment.  It is important to note that violations of the Code may occur without  employee  fault (e.g.,  despite  pre-clearance).  In those cases,  punitive action may not be warranted,  although remedial steps may still be necessary.  Violations of the Code include, but are not limited to, the following:

     o    Execution  of  a  Personal   Securities   Transaction  without  proper
          pre-clearance;

     o    Execution of a Personal Securities Transaction with pre-clearance, but
          Client account activity in the same issuer occurs within seven days of the  employee's  Personal  Securities  Transaction;

     o    Execution  of a Personal  Securities  Transaction  after being  denied approval;

     o    Profiting  from  short-term  trading  of  Reportable   Securities  (30
          calendar days);

     o    Trading Reportable Funds in violation of the 30 day restriction;

     o    Failure to disclose the opening or existence of an Investment Account;

     o    Failure to obtain prior  approval of a purchase of an IPO or shares in a Limited Offering; and

     o    Failure to timely  complete  and return  periodic  certifications  and acknowledgements.

The  Committee  will  consider  the  specific  facts  and  circumstances  of any violations and will determine  appropriate  sanctions.  Factors to be considered during any review would include but are not limited to:

     o    Whether the act or omission was intentional;

     o    Whether mitigating or aggravating factors existed;

     o    The person's history or prior violations of the Code;

     o    The  person's   cooperation,   acknowledgement  of  transgression  and
          demonstrable remorse;

     o    The person's  position within the firm (i.e.,  whether the employee is deemed to be a Covered Person or Investment Person);

     o    Whether the person  transacted  in the  security of an issuer in which his/her product area has invested or could invest;

     o    Whether the person was aware of any  information  concerning an actual or contemplated investment in that same issuer for any Client account;
          and

     o    Whether the price at which the  Personal  Securities  Transaction  was effected  was more  advantageous  than the price at which  the  Client transaction in question was effected.

The type of  sanctions  to be imposed  include,  but are not limited to, oral or written  warnings,  trade  reversals,  disgorgement of profits,  monetary fines,
suspension  or  termination  of  personal  trading   privileges  and  employment
suspension  or  termination.  The minimum  monetary  fine is

                                       15

typically  $100 for Covered  Persons and $500 for Investment  Persons.  Monetary
fines,  other than the minimum fines, are typically based on a percentage of the employee's  annual  compensation  including,  but not limited to, an  employee's salary and bonus. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

                                       16

                        Appendix A - Beneficial Ownership

     You should carefully read this Appendix A to determine  securities that are deemed to be beneficially  owned by you for purposes of the Code. The definition of "Beneficial Ownership" for purposes of the Code is very broad and may include securities  you would not  intuitively  consider to be owned by you.  You should review this entire  Appendix A and if you have any  questions  as to whether you beneficially  own a security  for  purposes of the Code,  contact the  Associate
Investment  Monitoring Department at 980.388.3300 or send an email to "Corporate
Compliance, PST".

     For purposes of this  Appendix A, the term "you"  includes  members of your immediate  family sharing the same household with you. Your  "immediate  family"
includes any child,  stepchild,  grandchild,  parent,  stepparent,  grandparent, spouse, significant other, sibling,  mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law,  or sister-in-law  (but does not include aunts and uncles,  or nieces and nephews).  The term "you" also includes any immediate family member not living in your household if the family member is  economically dependent upon you.

                                   Definitions

Beneficial  Ownership.  For  purposes  of the  Code,  you  are  deemed  to  have
"Beneficial  Ownership" of a security if you have:  (i) a Pecuniary  Interest in such security and  Influence or Control over such security or (ii)  Influence or
Control over such security and such  Influence or Control arises outside of your regular employment duties.

Influence or Control.  To have "Influence or Control" over a security,  you must have an  ability to  prompt,  induce or  otherwise  effect  transactions  in the security.  Whether you have  influence  or control over a security is based upon the facts and  circumstances of each case;  however,  the determining  factor in each case will be whether  you have an ability  to prompt,  induce or  otherwise effect transactions in the security.

Pecuniary  Interest.  The  term  "Pecuniary  Interest"  means  the  opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the subject securities whether through any contract, arrangement, understanding,  relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement.  You not only have a Pecuniary  Interest in securities  held by you for your own benefit, but also securities  held  (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives,  executors,  administrators,  or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you.

                                       17

        Examples of How the Definition of Beneficial Ownership is Applied

     Set forth  below are some  examples  of how the  definition  of  Beneficial
Ownership is applied in different contexts.

     o    Family  Holdings.  You are  deemed  to have  Beneficial  Ownership  of securities  held by members of your immediate  family sharing the same household  with you.  Your  "immediate  family"  includes  any  child,
          stepchild,   grandchild,  parent,  stepparent,   grandparent,  spouse,
          significant other, sibling, mother-in-law,  father-in-law, son-in-law,
          daughter-in-law,   brother-in-law,  or  sister-in-law  (but  does  not
          include aunts and uncles,  or nieces and  nephews).  You are deemed to have Beneficial  Ownership of securities  held by an immediate  family
          member  not  living  in  your   household  if  the  family  member  is
          economically dependent upon you.

     o    Partnership and Corporate Holdings.  You are deemed to have Beneficial
          Ownership of  securities  held by an entity you directly or indirectly control.  If you are a  limited  partner  in a  partnership,  you will generally not be deemed to have  Beneficially  Ownership of securities held by  such  limited  partnership,  provided  that  you do not own a controlling  voting  interest  in  the  partnership.  If  you  own  or otherwise  control a corporation,  limited  liability company or other legal entity, you will be deemed to have Beneficial  Ownership of such entity's securities.

     o    Trusts. You are deemed to have Beneficial Ownership of securities held by a trust if you  control  the  trust or if you have the  ability  to prompt,  induce or otherwise effect transactions in securities held by the  trust.  For  example,  you  would be  deemed  to have  Beneficial
          Ownership  of  securities  held by a trust if you  have  the  power to revoke the trust without the consent of another person, or if you have actual or de facto  investment  control  over the trust.  In a typical blind trust,  you would not be deemed to have Beneficial  Ownership of the securities held by the trust.

     o    Estates.  You are typically not deemed to have Beneficial Ownership of securities held by executors or administrators in estates in which you
          are  a   legatee   or   beneficiary   unless,   under  the  facts  and
          circumstances,  you have the  ability to prompt,  induce or  otherwise effect  transactions  in the  securities  held by the estate.  You are typically deemed to have Beneficial Ownership of securities held by an estate if you act as the executor or administrator of such estate and, under the facts and  circumstances,  you have the  ability  to prompt, induce or otherwise effect  transactions in the securities held by the estate.

     o    Where You Have Given  Investment  Discretion to Another Party. You are
          typically  not  deemed  to have  Beneficial  Ownership  of  securities managed by someone other than yourself where you have given such party sole investment  discretion.  For example,  you are not deemed to have
          Beneficial  Ownership of securities  held in an account at the Private
          Bank or BAI if the  Private  Bank  or BAI  exercises  sole  investment discretion with respect to such securities.

                                       18

     o    Where You Have  Received  Investment  Discretion  from  Another  Party
          Outside  of  Your  Employment.   You  are  typically  deemed  to  have
          Beneficial Ownership of securities held in an account or other vehicle
          if  you  manage  such  account  or  other  vehicle   outside  of  your
          employment,  even if you do not  have  an  economic  interest  in such securities.  For example,  you are deemed to have Beneficial Ownership of  securities  held in a  brokerage  account  if you  have a power of attorney  with  respect to the account.  Similarly,  you are deemed to have Beneficial  Ownership of securities held in an Education Trust if you have an ability to prompt, induce or otherwise effect transactions in such  securities,  even if you do not have an economic  interest in the asset of the trust.

                                       19

                            Appendix B - Definitions

Terms used in this Code that are capitalized and bolded have a special  meaning.
To understand the Code,  you need to understand  the  definitions of these terms below.

"Advisers Act" has the meaning set forth in the Overview section of this Code.

"Asset Management Business" has the meaning set forth in the Overview section of this Code.

"Automatic  Investment  Plan"  means a plan or other  program  in which  regular periodic  purchases or withdrawals are made  automatically in or from investment accounts in accordance with a pre-determined schedule and allocation.  These may include payroll deduction plans, issuer dividend reinvestment programs or 401(k)
automatic investment plans.

"BAC" means Bank of America Corporation and its affiliates.

"BAC Retirement Plan" means any retirement plan sponsored by BAC for the benefit of its employees.

"Being  Considered  for Purchase or Sale" - a security is being  considered  for purchase or sale when a  recommendation  to purchase or sell a security has been made and communicated or, with respect to the person making the  recommendation, when such person decides to make the recommendation.

"Beneficial Ownership" has the meaning set for in Appendix A.

"CCO" means CMA's Chief Compliance Officer or his/her designee.

"Client" means any natural  person,  company or  organization to which the Asset
Management Business provides financial services.

"Client Account" means any investment  management  account or fund for which any of CMA,  Banc of America  Investment  Advisors,  Inc.,  Bank of America  Capital
Advisors, LLC, or BACAP Alternative Advisors, Inc. acts as investment advisor or sub-advisor.

"Closed-end  Fund" refers to a registered  investment  company  whose shares are publicly traded in a secondary market rather than directly with the fund.

"CMA" has the meaning set forth in the Overview section of this Code.

"Code" has the meaning set forth in the Overview section herein.

"Committee" has the meaning set forth in the Overview section of this Code.

"Company-Directed  401(k) Plan" means a 401(k) plan that offers a limited number of  investment  options  consisting  solely of mutual funds in which one directs their  investments.  A 401(k) plan  whereby  the  participant  may direct  stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.

                                       20

"Compliance" has the meaning set forth in the Overview section of this Code.

"Coverage List" means the universe of issuers that each CMA Research  Analyst or
Research  Associate  covers  on  behalf  of CMA as  part  of his or her  regular employment duties.

"Covered Person" has the meaning set forth in the Overview section of this Code.

"Family/Household  Member" means any member of your immediate family sharing the same household with you. Your "immediate family" includes any child,  stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law  (but does not include  aunts and uncles,  or nieces and nephews).
The  definition  also  includes any member of your  immediate  family member not living in your  household if the family member is  economically  dependent  upon you.

"Federal  Securities Laws" means the Securities Act of 1933 (15 U.S.C.  77a-aa), the Securities  Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act
of 2002 (Pub. L. 107-204,  116 Stat. 745 (2002)),  the Investment Company Act of
1940 (15 U.S.C 80a), the Investment  Advisers Act of 1940 (15 U.S.C. 80b), Title
V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any
rules adopted by the Commission  under any of these  statutes,  the Bank Secrecy
Act (31 U.S.C.  5311 -5314;  5316 - 5332) as it applies to funds and  investment advisers,  and any rules  adopted  thereunder  by the  Securities  and  Exchange
Commission or the Department of Treasury.

"FINRA" means the Financial Industry Regulatory Authority.

"Influence or Control" has the meaning set forth in Appendix A.

"Investment Account" has the meaning set forth in Part IV.B. of this Code.

"Investment  Company Act" has the meaning set forth in the  Overview  section of this Code.

"Investment  Person" has the meaning set forth in the  Overview  section of this
Code.

"IPO"  generally  refers to a  company's  first  offer of shares to the  public.
Specifically,  an offering of securities  registered under the Securities Act of
1933, the issuer of which, immediately before the registration,  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange
Act of 1934.

"Limited  Offering"  generally  refers to an offering of securities  that is not offered to the public and includes an offering that is exempt from  registration under  the  Securities  Act of 1933  pursuant  to  Sections  4(2) or 4(6) of, or
Regulation D under, the Securities Act of 1933.

"Personal  Securities  Transaction"  means the  acquisition  or  disposition  of
Beneficial Ownership of a Reportable Security or Reportable Fund.

                                       21

"Reportable  Fund" means shares of any investment  company  registered under the
Investment  Company Act, other than money market funds or other  short-term bond funds,  whose  investment  adviser,  sub-adviser  or  principal  underwriter  is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia
Management  Advisors,  LLC, Columbia  Management  Distributors,  Inc.,  Columbia
Wanger  Asset  Management  LP,  Banc of America  Capital  Management  (Ireland),
Limited, United States Trust Company, NA, or UST Advisers, Inc.

"Reportable  Security" means anything that is considered a "security"  under the
Investment Advisers Act, but does not include:

     1.   Direct obligations of the U.S. Government.

     2.   Bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements.

     3.   Shares of money market funds and other short-term income funds.

     4.   Shares  of  any  open-end  mutual  fund,  including  any  shares  of a
          Reportable Fund.

     5.   Futures and options on futures. However, a proposed trade in a "single stock  future" (a security  future which  involves a contract for sale for future  delivery  of a single  security)  is subject to the Code's pre-clearance requirement.

     Reportable   Securities  therefore  include  stocks,   bonds,   debentures,
     convertible and/or exchangeable  securities,  notes, options on securities, warrants,  rights,  shares of a closed-end  registered  investment company, shares of exchange traded funds and 529 plans, among other instruments.  If you have any question or doubt about  whether an investment is a Reportable
     Security under this Code, ask Compliance.

                                       22

                         Appendix C - Other BAC Policies

     o    Bank of  America  Corporation  Code of Ethics  and  General  Policy on
          Insider Trading

     o    Bank of America Corporation Information Wall Policy

     o    Bank of America's  Global Wealth and Investment  Management  Associate
          Designated  Brokerage Account Policy o Columbia  Management's  Private
          Securities Transactions Policy

     o    Columbia   Management's   Outside   Business   Activities  and  Family
          Relationships Policy

     o    Columbia  Management  Confidential and Material Nonpublic  Information
          Policy

     o    Bank of America's  Global Wealth and Investment  Management  Gifts and
          Hospitality Policy

                                       23

                          Appendix D - Reportable Funds

"Reportable  Fund" means shares of any investment  company  registered under the
Investment  Company Act, other than money market funds or other  short-term bond funds,  whose  investment  adviser,  sub-adviser  or  principal  underwriter  is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia
Management  Advisors,  LLC, Columbia  Management  Distributors,  Inc.,  Columbia
Wanger  Asset  Management  LP,  Banc of America  Capital  Management  (Ireland),
Limited, United States Trust Company, NA, or UST Advisers, Inc.

Columbia Management Advisors, LLC and Columbia Management Distributors, Inc.

Columbia Funds
Banc of America Retirement 2005 Portfolio
Banc of America Retirement 2010 Portfolio
Banc of America Retirement 2015 Portfolio
Banc of America Retirement 2020 Portfolio
Banc of America Retirement 2025 Portfolio
Banc of America Retirement 2030 Portfolio
Banc of America Retirement 2035 Portfolio
Banc of America Retirement 2040 Portfolio
CMG Core Bond Fund
CMG Enhanced S&P 500 Index Fund
CMG High Yield Fund
CMG International Stock Fund
CMG Large Cap Growth Fund
CMG Large Cap Value Fund
CMG Mid Cap Growth Fund
CMG Mid Cap Value Fund
CMG Small Cap Growth Fund
CMG Small Cap Value Fund
CMG Small/Mid Cap Fund
CMG Strategic Equity Fund
Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Asset Allocation Fund
Columbia Asset Allocation Fund II
Columbia Asset Allocation Fund, VS
Columbia Balanced Fund
Columbia California Intermediate Municipal Bond Fund
Columbia California Tax-Exempt Fund
Columbia Common Stock Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Conservative High Yield Fund
Columbia Convertible Securities Fund
Columbia Core Bond Fund
Columbia Disciplined Value Fund
Columbia Dividend Income Fund
Columbia Federal Securities Fund
Columbia Federal Securities Fund, VS
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Global Value Fund
Columbia Greater China Fund
Columbia High Income Fund
Columbia High Yield Fund, VS
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Fund, VS
Columbia International Stock Fund
Columbia International Value Fund
Columbia Large Cap Core Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Fund
Columbia Large Cap Growth Fund, VS
Columbia Large Cap Index Fund
Columbia Large Cap Value Fund
Columbia Large Cap Value Fund, VS
Columbia Liberty Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income & Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Marsico 21st Century Fund
Columbia Marsico 21st Century Fund, VS
Columbia Marsico Focused Equities Fund
Columbia Marsico Focused Equities Fund, VS
Columbia Marsico Growth Fund
Columbia Marsico Growth Fund, VS
Columbia Marsico International Opportunities Fund
Columbia Marsico International Opportunities Fund, VS

                                       24

Columbia Maryland Intermediate Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia Masters Global Equity Portfolio
Columbia Masters Heritage Portfolio
Columbia Masters International Equity Portfolio
Columbia Mid Cap Growth Fund
Columbia Mid Cap Growth Fund, VS
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Mid Cap Value Fund, VS
Columbia Multi-Advisor International Equity Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia North Carolina Intermediate Municipal  Bond Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Real Estate Equity Fund
Columbia Rhode Island Intermediate Municipal Bond
Columbia S&P 500 Index Fund, VS
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Growth Fund II
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund I
Columbia Small Cap Value Fund II
Columbia Small Cap Value Fund, VS
Columbia Small Company Growth Fund, VS
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Strategic Income Fund
Columbia Strategic Income Fund, VS
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia Thermostat Fund
Columbia Total Return Bond Fund
Columbia U.S. Treasury Index Fund
Columbia Virginia Intermediate Municipal Bond Fund
Columbia World Equity Fund
Corporate Bond Portfolio
Mortgage and Asset Backed Portfolio
AEGON/Transamerica Series Trust
ATST Marsico Growth Fund
AIG - SunAmerica Series Trust
Technology Portfolio
Allianz Life Advisers, LLC - Allianz Variable Insurance Products Trust
AZL Columbia Technology Fund
ING USA Annuity and Life Insurance Company - ING Partners, Inc.
ING Columbia Small Cap Value II Portfolio
Merrill Lynch Global Selects Portfolios PLC
North American High Yield Portfolio II (Irish UCITS Fund)
Pacific Life - Pacific Select Fund
Technology Portfolio
Transamerica IDEX Mutual Funds
TA IDEX Marsico International Growth Fund
TA IDEX Marsico Growth Fund

Columbia Wanger Asset Management, L.P.

Columbia Funds
Columbia Acorn Fund
Columbia Acorn USA
Columbia Acorn Select
Columbia Acorn International
Columbia Acorn International Select
Columbia Thermostat
Optimum Funds
Optimum Small Cap Growth
RiverSource Funds
RiverSource International Aggressive Growth
Wanger Funds
Wanger US Smaller Companies
Wanger Select
Wanger International Small Cap
Wanger International Select
Wanger US Smaller Companies
Wanger European Smaller Companies

                                       25

United States Trust Company, National Association and UST Advisers, Inc.

Excelsior Blended Equity Fund
Excelsior California Short-Intermediate Term Tax-Exempt Income Fund
Excelsior Core Bond Fund
Excelsior Emerging Markets Fund
Excelsior Energy & Natural Resources Fund
Excelsior Equity Income Fund
Excelsior Equity Opportunities Fund
Excelsior High Yield Fund
Excelsior Intermediate-Term Bond Fund
Excelsior Intermediate-Term Tax-Exempt Fund
Excelsior International Equity Fund
Excelsior International Fund
Excelsior Large Cap Growth Fund
Excelsior Long-Term Tax-Exempt Fund
Excelsior Mid Cap Value & Restructuring Fund
Excelsior New York Intermediate-Term Tax-Exempt Fund
Excelsior Pacific/Asia Fund
Excelsior Real Estate Fund
Excelsior Small Cap Fund
Excelsior Value & Restructuring Fund
John Hancock Funds Trust II
John Hancock Value and Restructuring Portfolio
John Hancock Trust
John Hancock Value and Restructuring Portfolio

                                       26

                     Columbia Management Pte. Ltd. Addendum
                         Asset Management Code of Ethics

Additional Regulations Applicable to CMPL

IMAS Code of Ethics & Standards of Professional Conduct, Paragraph 5.5
Securities and Futures Act Section 131

Addendum Summary

This Addendum is applicable to all associates of Columbia  Management  Pte. Ltd.
("CMPL") and serves as a supplement to the Asset  Management Code of Ethics (the
"AM Code").  The AM Code is applicable to Covered Persons and Investment Persons of the Asset Management Business and as appropriately  modified,  shall apply to all  employees of CMPL.  All  employees  (including  directors) of CMPL shall be regarded  as  "Covered  Persons" or  "Investment  Persons"  under the AM Code as determined by Compliance. Any references to Covered Persons made throughout this
Addendum shall also apply to Investment  Persons.  Thus,  Investment Persons are obligated  to comply  with all  provisions  of the AM Code and this  Addendum as applicable  to Covered  Persons  and any  additional  provisions  applicable  to
Investment Persons.

Addendum

Administration and Reporting Requirements

Disclosure of Interests

In addition to the  reporting  obligations  described in Part IV of the AM Code,
CMPL associates must comply with reporting  requirements as described in Section
131 of the Securities and Futures Act ("SFA").  Personal trading  activities and records of personal holdings in Reportable  Securities and Reportable Funds will be  maintained in the automated  monitoring  system for the firm,  currently the
StarCompliance   system.  CMPL  associates  must  ensure  that  all  records  in
StarCompliance are complete and accurate, and are updated within 7 calendar days after the date of change,  including  any  personal  trading  activity  or other transactions  that may  affect  personal  securities  holdings.  Through  timely updating  records in the  automated  monitoring  system,  CMPL and CMPL licensed representatives will also comply with the requirements under the SFA to maintain a register of  securities  (in lieu of the  Monetary  Authority  of  Singapore's
("MAS") Form 15).

Approved Broker-Dealer Requirement

Broker-dealer  requirements will vary, dependent upon the geographical  location of the associate  and/or the account.  Associates who have questions with regard to the  transfer or  liquidation  of an account  should  contact  the  Associate
Investment   Monitoring   ("AIM")

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Group at  980.388.3300  or via email to  AMCode@BankofAmerica.com  before taking action.

CMPL associates are required to maintain all Associate  Investment Accounts with one of the approved  broker-dealers  noted in either the GWIM Designated  Broker
Policy or the GCIB Associate  Investment Policy for  Asia-domiciled  associates.
Accordingly, CMPL associates are required to maintain their accounts as follows:

     o    U.S. approved  broker-dealers:  Banc of America  Investments (BAI) and
          Merrill Lynch

     o    Hong Kong approved broker-dealers: Bank of America (Asia) Limited

     o    Singapore  approved  broker-dealers:  DBS Vickers,  Merrill  Lynch and
          Smith Barney

Associates  who  desire  to  maintain   investment  accounts  with  non-approved
broker-dealers  must contact the AIM Group for an exception.  If an exception is granted,  the  associate  must  ensure  that the firm  agrees  to  furnish  CMPL
Compliance and/or the AIM Group with duplicate confirmations and statements.

Duplicate Statements & Confirmations

CMPL associates who have investment  accounts with  broker-dealers  that are not providing  electronic data feed to  StarCompliance  are required to complete and send a letter (template to be obtained from Compliance) to their  broker-dealers to request them to send  duplicate  statements and trade  confirmations  to CMPL
Compliance.

Firms providing data feeds to StarCompliance  include Banc of America Investment
Services (BAI), Merrill Lynch, Fidelity Brokerage Services,  Charles Schwab, and
Columbia Funds.

For all others,  duplicate  statements and  confirmations  should be sent to the
CMPL Compliance Dept. at the following address:

         Columbia Management Pte. Ltd.
         9 Raffles Place
         Republic Plaza Tower 1 #31-02
         Singapore 048619
         Attn: Compliance Department

Upon receipt of duplicate statements and confirmations,  CMPL Compliance Officer shall,  as soon as  possible,  scan and email these to AIM Group for update into
StarCompliance in a timely manner.

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StarCompliance System

All  associates  subject to the AM Code will have  access to the  StarCompliance system in order to submit  pre-clearance  requests,  complete periodic reporting requirements, and to review records of their recorded accounts, transactions and
holdings.   However,  the  system  does  not  allow  for  associates  to  submit pre-clearance requests during non-NYSE hours.

A Quick  Reference  Guide for using  StarCompliance  is  available  on the Asset
Management  Code of Ethics page of the GWIM intranet site at the following link:
Asset Management Code of Ethics intranet page.

Pre-Clearance Process and Validity of Authorizations

Pre-Clearance via StarCompliance System

     o    For CMPL  associates  who  desire to trade  securities  through a U.S.
          exchange:

          o    Associates may submit  pre-clearance  requests via StarCompliance during  NYSE hours (9:30 a.m. - 4:00 p.m. ET / 9:30 p.m. - 4 a.m.
               Singapore  during  Daylight  Saving  Time or 10:30  p.m. - 5 a.m.
               Singapore  during  non-Daylight  Saving Time).  Approvals will be
               valid  only  for  the  same  NYSE   trading   day  in  which  the
               authorization was granted.

     o    For CMPL associates who desire to trade securities  through a non-U.S.
          exchange:

          o    Associates may submit  pre-clearance  requests via StarCompliance during  NYSE hours (9:30 a.m. - 4:00 p.m. ET / 9:30 p.m. - 4 a.m.
               Singapore  during  Daylight  Saving  Time or 10:30  p.m. - 5 a.m.
               Singapore  during  non-Daylight  Saving Time).  Approvals will be valid only for the trading  day after the date the  authorization
               is  given  for  the  respective   market/exchange  on  which  the
               associate is seeking to trade.

Pre-Clearance via Email to AIM Group

     o    For CMPL associates who desire to trade  securities  regardless of the exchange:

          o    Associates  may  send  pre-clearance  requests  via  email to the
               Associate  Investment  Monitoring (AIM) Group. The AIM Group will review and respond as  appropriate.  Approvals will be valid only for the trading day after the date the authorization is given for the respective  market/exchange on which the associate is seeking to trade. (Example: Singapore domiciled associate sends a request via email on Tuesday. AIM Group will receive,  review and respond on Tuesday  with an approval  noting  that the  approval is valid only for the trading day of the relevant market on Wednesday. The
               Singapore associate will receive the email notice of the approval on Wednesday and may place the trade accordingly on Wednesday.)

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